UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2012

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective October 9, 2012, shareholders of ERHC Energy, Inc. (the “Company”) voted in favor of amending the Company’s articles of incorporation in the following manner.

Proposal 1: an increase the number of shares of Company common stock that the Company is presently authorized to issue from 950,000,000 to 3,000,000,000.   The ballots cast for Proposal 1 follow:

For	Against	Abstain	Total
511,885,807	72,521,768	2,211,105	586,618,680

Proposal 2: Company Board of Directors authorization to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock, with such privileges, limitations and related rights as the Company’s Board of Directors may determine from time to time in the future.

For	Against	Abstain	Total
341,858,523	25,394,276	731,181	367,983,980

Effective October 9, 2012, the Company’s Board of Directors authorized Company management to file all appropriate documentation with the Secretary of State of Colorado to effect the shareholders’ approval of both Proposal 1 and Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.
Dated : October 12, 2012	By:	/s/ Peter Ntephe
		Name:	Peter Ntephe
		Title:	Chief Executive Officer